UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2026

GATX Corporation

(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive

Chicago, Illinois 60606-7147

(Address of principal executive offices, including zip code)

(312) 621-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	GATX	New York Stock Exchange
Indicate by check mark
NYSE Texas, Inc

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture with respect to 4.625% Senior Notes due 2031 and 5.300% Senior Notes due 2036

On March 12, 2026, GABX Leasing LLC (the “Issuer”), a joint venture between GATX Corporation (“GATX”) and Brookfield Infrastructure Partners L.P. and its institutional partners (collectively, “Brookfield”), issued and sold $500,000,000 aggregate principal amount of 4.625% Senior Notes due 2031 (the “2031 Notes”) and $500,000,000 aggregate principal amount of 5.300% Senior Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Notes”) under an Indenture, dated as of March 12, 2026 (the “Indenture”), by and among the Issuer, GATX, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”). The Notes were sold only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The 2031 Notes were issued at 99.860% of their par value and bear interest at a rate of 4.625% per annum. Interest on the 2031 Notes is payable semi-annually in arrears on April 15 and October 15, beginning October 15, 2026. The 2031 Notes mature on April 15, 2031. The 2036 Notes were issued at 99.799% of their par value and bear interest at a rate of 5.300% per annum. Interest on the 2036 Notes is payable semi-annually in arrears on April 15 and October 15, beginning October 15, 2026. The 2036 Notes mature on April 15, 2036.

The net proceeds of the offering of the Notes, estimated at approximately $989.5 million, will be used to repay a portion of the term loan outstanding under the Issuer’s credit agreement.

Ranking; Guarantee

The Notes are the Issuer’s senior unsecured obligations, ranking equally in right of payment with all of the Issuer’s existing and future unsubordinated indebtedness and senior in right of payment to all of the Issuer’s existing and future subordinated indebtedness. The Notes are effectively junior to any existing or future secured indebtedness of the Issuer, to the extent of the value of the assets securing such indebtedness, and structurally subordinated to any existing or future indebtedness and other obligations of the Issuer’s subsidiaries.

The Notes are guaranteed, fully, irrevocably and unconditionally, on a senior unsecured basis, by GATX (the “Guarantee”). The Guarantee ranks equally in right of payment with all other existing and future unsubordinated indebtedness of GATX and senior in right of payment to all existing and future subordinated indebtedness of GATX. The Guarantee is effectively junior to any existing or future secured indebtedness of GATX to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to any existing or future indebtedness and other obligations of GATX’s subsidiaries (other than the Issuer), none of which guarantee the Notes.

Optional Redemption

The 2031 Notes will be redeemable, in whole at any time, or in part, from time to time, at the Issuer’s option, prior to March 15, 2031 (one month prior to the maturity date) (the “2031 Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the aggregate principal amount of the 2031 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2031 Notes being redeemed, assuming that the 2031 Notes to be redeemed matured on the 2031 Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture), plus 15 basis points, less interest accrued to the redemption date, plus, in either case, accrued and unpaid interest on the 2031 Notes being redeemed to, but excluding, the redemption date.

The 2036 Notes will be redeemable, in whole at any time, or in part, from time to time, at the Issuer’s option, prior to January 15, 2036 (three months prior to the maturity date) (the “2036 Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the aggregate principal amount of the 2036 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2036 Notes being redeemed, assuming that the 2036 Notes to be redeemed matured on the 2036 Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points, less interest accrued to the redemption date, plus, in either case, accrued and unpaid interest on the 2036 Notes being redeemed to, but excluding, the redemption date.

In addition, at any time and from time to time, on and after the applicable Par Call Date, some or all of the Notes of either series will be redeemable, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

Repurchase at the Option of Holders

Upon the occurrence of a Change of Control Repurchase Event (as defined in the Indenture) with respect to a series of the Notes, each holder of the Notes will have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Covenants; Events of Default

The Indenture does not limit the incurrence of unsecured indebtedness or the issuance of any preferred stock by the Issuer, the Guarantor or their subsidiaries. Although the Indenture does limit the incurrence of secured indebtedness by the Issuer, the Guarantor and their Subsidiaries, such limitation is subject to a number of significant qualifications and exceptions.

The Indenture also contains customary events of default, the occurrence of which could result in the principal of and accrued interest on the Notes to become or be declared due and payable prior to their maturity dates.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of each of such documents, which are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of March 12, 2026, by and among GABX Leasing LLC, GATX Corporation, as guarantor, and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 4.625% Senior Note due 2031 (included in Exhibit 4.1).

4.3	Form of 5.300% Senior Note due 2036 (included in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Thomas A. Ellman
Thomas A. Ellman
Executive Vice President and Chief Financial Officer

March 16, 2026